UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010 (January 20, 2010)

Nyer Medical Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-20175

Florida	01-0469607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Water Street, Holliston, MA 01746
 (Address of principal executive offices, including zip code)

(508) 429-8506
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01  Other Events.

Results of the Special Meeting of Shareholders.

At the special shareholders’ meeting of Nyer Medical Group, Inc., or the Company, held on January 20, 2010, the shareholders of the Company approved: (a) the Asset Purchase Agreement, dated as of October 22, 2009, among Walgreen Eastern Co., Inc., D.A.W., Inc., or DAW, and the Company and the transactions contemplated thereby, or the WAG Transaction; (b) the Transaction Agreement, dated October 23, 2009, among DAW, certain members of management of DAW and the Company and the transactions contemplated thereby, or the DAW Transaction, and (c) the Plan of Dissolution of the Company and the transactions contemplated thereby, or the Plan of Dissolution, and together with the WAG Transaction and the DAW Transaction, the Transactions, each as described in the Company’s Proxy Statement dated December 17, 2009.  Because these items were approved, at the meeting the Company did not present the item relating to adjourning the meeting to solicit additional proxies.

The Company anticipates that the WAG Transaction will close on January 29, 2010, the DAW Transaction will close on February 1, 2010, with an effective date of January 31, 2010, and the Plan of Dissolution will be completed approximately 90 days after the full closings of both the WAG Transaction and the DAW Transaction.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward looking statements are based on the Company’s present expectations, but these statements and the implications of these statements are not guaranteed to occur and may not occur for various reason.  For example:

This report states that the closings of the WAG Transaction and the DAW Transaction are expected to occur on January 29, 2010 and February 1, 2010, respectively and that the Plan of Dissolution is expected to be completed approximately 90 days after such closings.  In fact, the closings of the Transactions are subject to various conditions and contingencies as are customary in purchase agreements and plans of dissolution in the United States.  If these conditions are not satisfied or the specified contingencies occur, the Transactions may be delayed or may not be completed.

For these reasons, among others, you should not place undue reliance upon forward looking statements.

Except as required by law, the Company does not assume any obligations to update any forward looking statements as a result of new information, changed circumstances, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nyer Medical Group, Inc.

Date: January 20, 2010	By: /s/ Mark A. Dumouchel
Mark A. Dumouchel
President and Chief Executive Officer